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                                                                 Exhibit 10.15

                        INTEGRATED TELECOM EXPRESS, INC.

                       2000 RESTRICTED STOCK PURCHASE PLAN


1. PURPOSE OF THE PLAN. The purpose of the Plan is to provide for the sale by Integrated Telecom Express, Inc. (the "Company") of Common Stock to Employees, Directors and Consultants to promote the success of the Company's business.

2.       DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" shall mean the Board, or its Committee that is administering the Plan, in accordance with Section 4 of the Plan.

         (b) "APPLICABLE LAWS" means the requirements relating to the administration of restricted stock purchase plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign jurisdiction where Stock Purchase Rights are, or will be, granted under the Plan.

         (c)      "BOARD" shall mean the Board of Directors of the Company.

         (d) "CHANGE IN CONTROL" means the occurrence of any of the following events:

                     (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                    (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

                   (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

         (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

         (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (g)      "COMMON STOCK" shall mean the Common Stock of the Company.

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         (h)      "COMPANY" shall mean Integrated Telecom Express, Inc., a
Delaware corporation.

         (i) "CONSULTANT" means any natural person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who satisfies the requirements of subsection (c)(1) of Rule 701 under the Securities Act of 1933, as amended.

         (j)      "DIRECTOR" means a member of the Board.

         (k) "EMPLOYEE" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of
(i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (m) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

                    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                   (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

         (n) "OPTIONED STOCK" means the Common Stock subject to a Stock Purchase Right.

         (o) "OPTIONEE" means the holder of an outstanding Stock Purchase Right granted under the Plan.

         (p) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (q) "PARTICIPANT" shall mean an employee or consultant who purchases Shares under the Plan.

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         (r)      "PLAN" shall mean this 2000 Restricted Stock Purchase Plan.

         (s) "RESTRICTED STOCK" means the Shares purchased by a Participant which are subject to restrictions described in the Stock Purchase Agreement.

         (t)      "SERVICE PROVIDER" means an Employee, Director or
Consultant.

         (u) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 10 of the Plan.

         (v) "STOCK PURCHASE AGREEMENT" shall mean an agreement in the form approved by the Board to purchase Common Stock of the Company pursuant to the Plan.

         (w) "STOCK PURCHASE RIGHT" shall mean the right to purchase Shares pursuant to the Plan.

         (x) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.       STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be sold under the Plan is one million (1,000,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If a Stock Purchase Right expires without having been exercised in full, the unpurchased Shares subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan upon exercise of a Stock Purchase Right shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price pursuant to a Stock Purchase Agreement, such Shares shall become available for reissuance under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         (a) ADMINISTRATOR. The Plan shall be administered by the Board or by a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

         (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i)   to determine Fair Market Value;

                    (ii) to select the Service Providers to whom Stock Purchase Rights may be granted hereunder;

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                   (iii)   to determine whether and to what extent Stock
Purchase Rights are granted hereunder;

                    (iv) to determine the number of shares of Common Stock to be covered by each Stock Purchase Right granted hereunder;

                     (v) to approve forms of agreement for use under the Plan;

                    (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include the exercise price, and any restriction or limitation regarding any Stock Purchase Right or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                   (vii)   to construe and interpret the terms of the Plan;

                  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

                    (ix) to modify or amend each Stock Purchase Agreement (subject to Section 11 of the Plan);

                     (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Purchase Right previously granted by the Administrator;

                    (xi) to determine the terms and restrictions applicable to Stock Purchase Rights and any Shares; and

                   (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on Service Providers.

5.       ELIGIBILITY.  Stock Purchase Rights may be granted to Service
Providers.

6. AT-WILL EMPLOYMENT. Neither the Plan, any Stock Purchase Right, the receipt of Shares or any Stock Purchase Agreement shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause, and with or without notice.

7. TERM OF PLAN. The Plan shall become effective upon adoption by the Board; provided that the Plan shall also be approved by the shareholders of the Company as provided in Section 14 hereof. The Plan shall continue in effect for a term of 10 years from such date of Board adoption, unless sooner terminated under Section 11 of the Plan.

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8.       CONSIDERATION AND TERMS OF EXERCISE

         (a) DETERMINATION OF PRICE. The Administrator shall determine the price of Shares to be purchased, the terms of payment and consideration to be paid for the Shares; provided, however, that the purchase price shall not be less than the par value of such Shares.

         (b) FORMS OF CONSIDERATION. The consideration to be paid for the Shares shall be determined by the Administrator. Such consideration may consist of, without limitation, (1) cash, (2) check or (3) promissory note; provided, however, that the par value of the Shares shall be paid in cash or check. If provision is made for the delivery of a promissory note, such note shall be fully recourse and secured by the purchased Shares. All other terms of such promissory note shall be determined by the Administrator in its sole discretion. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. EXERCISABILITY. Stock Purchase Rights acquired by any Service Provider pursuant to this Plan must be exercised within sixty (60) days after the date of grant of the Stock Purchase Right or such shorter period as the Administrator may provide.

10. NON-TRANSFERABILITY OF STOCK PURCHASE RIGHTS. Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner and shall expire immediately upon the death of the Service Provider or the termination of such person's service to the Company.

11. COMPANY'S RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL. The Company shall have such rights of repurchase and right of first refusal as are set forth in the Stock Purchase Agreement.

12.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan and the number of Shares subject to an outstanding Stock Purchase Right, as well as the price per share of Common Stock covered by each outstanding Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Purchase Right.

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         (b)      DISSOLUTION OR LIQUIDATION. In the event of the proposed
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, a Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

         (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Stock Purchase Right shall be assumed or an equivalent right substituted by the successor corporation, or a Parent or Subsidiary of the successor corporation, and the Company's right of repurchase or right of first refusal with respect to each Share of Restricted Stock shall be assigned to such successor corporation, or the Parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If a Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Stock Purchase Right shall terminate upon the expiration of such period. In the event that the Company's right of repurchase or right of first refusal with respect to the Restricted Stock is not assigned, such Company repurchase option or right of first of refusal shall lapse. For the purposes of this subsection, the Stock Purchase Right shall be considered assumed if, following the Change in Control, the right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Stock Purchase Right immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Purchase Right, for each Share of Optioned Stock subject to the Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13.      AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may amend, suspend, or terminate the Plan from time to time in such respects as the Board may deem advisable.

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         (b)      SHAREHOLDER APPROVAL. The Board shall obtain shareholder
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Stock Purchase Rights granted under the Plan prior to the date of such termination.

14.      CONDITIONS UPON ISSUANCE OF SHARES.

         (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of a Stock Purchase Right, the Administrator may require the person exercising such Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15. RESERVATION OF SHARES. The Company, during the term of the Plan, shall at all times reserve and keep available, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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